Microbot Medical Inc. Continues to Solidify IP Portfolio with US Patent for Previously Disclosed Device for Preventing Shunt Stenosis

Hingham, MA – June 14, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced that the United States Patent and Trademark Office (“USPTO”) has granted patent number 9,675,748, which covers a device for the prevention of shunt stenosis. The Company also filed with the USPTO a Continuation Application to further establish and enhance the Company’s innovative solutions for preventing shunt stenosis.

“Expanding and protecting our innovative technology platforms is one of the main focus areas of the Company, especially as we expect significant milestones in the coming months for our initial Self Cleaning Shunt™ product,” commented Harel Gadot, CEO, President and Chairman. “Our innovative technology platforms, which we believe are well ahead of the micro robotic curve, position the Company to address multi-billion market opportunities. The addition of the proceeds from our recently completed equity offering gives us the resources to execute upon these opportunities and strengthen our unique core capabilities to implement other market-penetrating growth prospects”.

The patent covers systems and methods for reducing venous stenosis associated with the use of hemodialysis shunts. A clearing device is inserted through a first bore, while dialyzed blood is being returned into the blood vessel through a second bore. The clearing device may be a passive device moved down the blood vessel by the blood flow or an autonomous crawling device, such as Microbot’s TipCat™ device, which is based on a series of sequentially inflatable chambers. This new patent provides an additional layer of protection to Microbot’s innovative TipCat™ and ViRob™ platforms, extending beyond their current IP protected applications.

The USPTO initially issued the Notice of Allowance for this patent application on February 15, 2017, as announced on February 22, 2017.

About Microbot Medical, Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob™ and TipCAT™, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt™, or SCS™, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob™ technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob™ please visit http://www.microbotmedical.com/technology/virob/.

TipCAT™ is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT™ visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305

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